UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

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EXPLANATORY NOTE

On October 12, 2021 and October 13, 2021, Nxt-ID, Inc. (the “Company”) posted additional information on its Facebook, LinkedIn and Twitter pages (“Updated Social Media Content”), which are each dedicated to the Company’s upcoming Special Meeting of Stockholders scheduled to be held on Friday, October 15, 2021 (the “Special Meeting”). Such posts were intended to continue to remind the Company’s stockholders of the Special Meeting, and to encourage them to vote on the proposals included in the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (“SEC”) on September 17, 2021 (the “Definitive Proxy Statement”).

On October 13, 2021, the Company again extended an offer to certain of its stockholders via Stockperks.com of $5.00 Starbucks gift cards if they vote on the proposals included in the Definitive Proxy Statement. Such offer was intended to encourage such stockholders to cast their votes on such proposals (the “Stockperks Offer”).

The Updated Social Media Content and Stockperks Offer each supplements the Definitive Proxy Statement and the Definitive Additional Materials filed with the SEC on September 21, 2021, September 27, 2021, September 29, 2021, September 30, 2021, October 1, 2021, October 4, 2021, October 5, 2021, October 6, 2021, October 7, 2021, October 8, 2021 and October 12, 2021 (collectively, the “Proxy Statement Materials”).

Below is a copy of the additional information posted on the Company’s Facebook page, https://www.facebook.com/Vote4NXTID:

Below is a copy of the additional information posted on the Company’s LinkedIn page, https://www.linkedin.com/company/vote4nxtid/:

Vote "FOR" NXT-ID
0 followers
15h •

+ Follow

"We believe that a vote FOR the reverse stock split proposals will most likely help us maintain our common stock's volume and ease of trading – and may even continue to encourage a broader range of investors to invest in our company." - Chia-Lin Simmons, CEO of NXT-ID.

Learn how to vote at https://lnkd.in/gP6ichJa.

#Vote4NXTID #NXTID $NXTD

WHAT WILL HAPPEN
IF THE REVERSE STOCK SPLITS
ARE NOT APPROVED?
NXTID
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What will happen if the reverse stock splits are not approved?

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Below is a copy of the additional information posted on the Company’s Twitter page, https://twitter.com/Vote4NXTID:

Below is a copy of the Stockperks Offer extended to certain stockholders of the Company via email:

Additionally, below is a copy of the additional information that was posted on the Company’s Twitter page, https://twitter.com/Vote4NXTID, on October 11, 2021, which copy was inadvertently omitted from the Definitive Additional Materials filed by the Company with the SEC on October 12, 2021 due to a printer error, and which copy also supplements the Proxy Statement Materials:

← **Vote "FOR" NXT-ID**
1 Like

VOTE FOR NXT-ID

#VOTE4NXTID
NXTID

Follow

Vote "FOR" NXT-ID

@Vote4NXTID

#Vote4NXTID! Avoid Nasdaq delisting; vote "FOR" both reverse stock splits. Visit votefornxt-id.com or call: 888-742-1305.

votefornxt-id.com   Joined October 2021

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Tweets | Tweets & replies | Media | **Likes**

Chia-Lin Simmons @chialinsimmons · Oct 11

For shareholders of NXT-ID (NASDAQ: NXTD), there is a special proxy this week and it is crucial to learn how to vote and why voting is so important. Learn more at voteFORnxt-id.com

> **Vote "FOR" NXT-ID** @Vote4NXTID · Oct 10
>
> #Vote4NXTID - vote for reverse splits and help your company avoid Nasdaq delisting. Learn how to vote: votefornxt-id.com #NXTID $NXTD

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).